Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended September				Year-to-Date September
				Weather				Weather
				Adjusted				Adjusted
As Reported (See Notes)	2010	2009	Change	Change	2010	2009	Change	Change
Kilowatt-Hour Sales-
Total Sales	56,783	53,314	6.5%		153,068	143,172	6.9%

Total Retail Sales-	47,545	43,474	9.4%	1.4%	126,992	116,797	8.7%	2.5%
Residential	17,922	15,727	14.0%	0.1%	45,762	40,289	13.6%	0.9%
Commercial	15,941	14,979	6.4%	-0.8%	42,684	41,068	3.9%	-0.7%
Industrial	13,446	12,529	7.3%	5.7%	37,836	34,722	9.0%	8.2%
Other	236	239	-1.0%	-1.7%	710	718	-1.1%	-1.6%

Total Wholesale Sales	9,238	9,840	-6.1%	N/A	26,076	26,375	-1.1%	N/A

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments.  Certain classifications may be different from final results published in the Form 10-Q.